UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 10, 2008

AMEREX GROUP, INC.
(Exact name of registrant as specified in its charter)

Oklahoma	000-13118	20-4898182
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

1105 N. Peoria Avenue, Tulsa, Oklahoma 74106
 (Address of principal executive offices) (Zip Code)

Copies to:
Gregory Sichenzia, Esq.
Andrew Smith, Esq.
Sichenzia Ross Friedman Ference LLP
1065 Avenue of the Americas
New York, New York 10018
Phone: (212) 930-9700
Fax: (212) 930-9725

N/A
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 10, 2008, Nicholas J. Malino resigned his position as Chief Executive Officer and Chairman of the Board of Directors of Amerex Group, Inc. (the “Company”), citing constraints upon his availability to continue to serve the Company in such capacities.

Following the resignation of Mr. Malino, Stephen K. Onody, the company’s Chief Operating Officer and a director of the Company, was appointed as Interim Chief Executive Officer of the Company.  Mr. Onody became the Chief Operating Officer and a Director of the Company in 2007.  He is a Chairman of the Board, Chief Executive and life science entrepreneur in both publicly traded NASDAQ and privately-held companies, with over 30 years of corporate and entrepreneurial leadership as well as extensive experience in turn-around situations.

Item 9.01  Exhibits.

Exhibit	Description
99.1	Press Release dated July 14, 2008, filed herewith

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMEREX GROUP, INC.

Dated: July 14, 2008	By:	/s/ Stephen K. Onody
Name: Stephen K. Onody
Title: Interim Chief Executive Officer